As filed with the Securities and Exchange Commission on May 2, 2025.

Registration No. 333-279928

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURF AIR MOBILITY INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-5025592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deanna White

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Thomas J. Kim Peter W. Wardle Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California (213) 229-7000	Douglas Sugimoto General Counsel Surf Air Mobility Inc. 12111 S. Crenshaw Blvd. Hawthorne, CA 90250 (424) 332-5480

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 4, 2024, Surf Air Mobility Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1 (Registration No. 333-279928), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 26, 2024.

This Post-Effective Amendment No. 1 to the Form S-1 referenced above on Form S-3 (“Post-Effective Amendment No. 1”) is being filed by the Company to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3 and (ii) reflect an increase in the number of shares of the Company’s common stock being offered by the selling stockholder to 3,421,007 shares of common stock.

The information in this preliminary prospectus is not complete and may be changed. Securities may not be sold until the preliminary prospectus filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 2, 2025.

Surf Air Mobility Inc.

Up to 3,421,007 Shares of Common Stock

This prospectus relates to the registration of the resale by our stockholder identified in this prospectus (the “Selling Stockholder”) of up to 3,421,007 shares of our common stock currently outstanding and held by the Selling Stockholder.

The Selling Stockholder may, or may not, elect to sell its shares of common stock covered by this prospectus, from time to time as and to the extent they may determine, through public or private transactions at prevailing market prices or at privately negotiated prices. The shares may be offered by the Selling Stockholder to or through broker-dealers or other agents, directly to investors, or through any other manner permitted by law, on a continued or delayed basis. The timing, manner and amount of any sale are within the sole discretion of the Selling Stockholder. We will bear all costs, expenses and fees in connection with the registration of these shares, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See the section entitled “Plan of Distribution.” We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRFM.” On May 1, 2025, the last sale price of our common stock as reported on the NYSE was $2.45 per share.

We are an “emerging growth company” and a “smaller reporting company,” each as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. See the sections entitled “Implications of Being an Emerging Growth Company” and “Implications of Being a Smaller Reporting Company.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Please read “Risk Factors” beginning on page 8 of this prospectus for information on certain risks related to the purchase of our securities.

Our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation (each as defined below) provide that the persons or entities who are not citizens of the United States (“Non-Citizens”), shall not, in the aggregate, own and or control more than 25.0% of our total voting interest. If Non-Citizens own (beneficially or of record) more than 25.0% of the total voting interest of our common stock, only permitted Non-Citizen holders consisting of Kuzari Investor 94647 LLC and our co-founders, Sudhin Shahani and Liam Fayed, and their respective affiliates (collectively, the “Permitted Holders”) will be entitled to vote. The voting rights of the Permitted Holders will be reduced pro rata if their combined ownership percentage exceeds 25.0%. Accordingly, if you are not a citizen of the United States as defined in 49 U.S.C. § 40102(a)(15) and as interpreted by the U.S. Department of Transportation, any shares of common stock that you purchase will be subject to voting restrictions as described above and your voting rights may be subject to automatic suspension. In addition to the voting restrictions described above, our Amended and Restated Bylaws provide that Non-Citizens who are residents of countries that are not party to “open-skies” agreements with the United States (“NOS Non-Citizens”) shall not, in the aggregate, own more than 25.0% of the total number of our outstanding equity securities, and that all Non-Citizens (including any NOS Non-Citizens) shall not, in the aggregate, own more than 49.0% of the total number of our outstanding equity securities. See “Risk Factors — Risks Related to Our Operating as a Public Company — Our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation limit voting rights of certain foreign persons” in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”).

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025.

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. To the extent it sells, the Selling Stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, and results of operations may have changed since that date.

For investors outside the United States: Neither we nor the Selling Stockholder have done, and have not agreed to do, anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by us or the Selling Stockholder and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholder named in this prospectus may offer and sell the common stock described in this prospectus in one or more offerings. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference,” before investing in the common stock offered. All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits filed therewith and incorporated by reference therein, contains additional relevant information about us and our securities. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•
Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025;
•
Our Current Reports on Form 8-K, filed with the SEC on March 28, 2025 and April 1, 2025; and
•
the description of our Common Stock contained in Exhibit 4.1 to the 2024 Form 10-K.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, www.surfair.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is included as an inactive textual reference only. We make our website address available for information purposes only, and its inclusion is intended to be only an inactive textual reference. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

ABOUT SURF AIR MOBILITY INC.

We are a regional air mobility platform that aims to sustainably connect communities. We intend to accelerate the adoption of green flying by developing, together with our commercial partners, fully-electric and hybrid-electric powertrain technology to upgrade existing fleets, and by creating a financing and services infrastructure to enable this transition on an industry-wide level. We believe bringing electrified aircraft to market at scale will substantially reduce the cost and environmental impact of regional flying, and that such reductions are achievable by the end of the decade. Additionally, we believe operating as a publicly traded company and having efficient access to growth capital will allow us to accelerate the implementation of our strategic plan.

We were incorporated in 2021 and became the ultimate parent of both Surf Air Global Limited (“SAGL”) and Southern Airways Corporation (“Southern”) in July of 2023 following our public listing on the NYSE. For 2024, we served over 370,000 passengers with approximately 72,000 scheduled departures. We expect the combination of our legacy networks will provide the basis for our expanded, nationwide regional air mobility platform.

Our predecessor company, SAGL, was formed in 2016 and, prior to our internal reorganization, aimed to expand the category of regional air travel, connecting underutilized regional airports and private terminals to create a “shared private” customer experience and a high frequency “commercial-like” air service, using small turboprop aircraft. SAGL provided both scheduled routes and on-demand charter flights operated by third parties that operate under Part 135 of Title 14 of the U.S. Code of Federal Regulations (“Part 135”). SAGL drove the early stages of development of our current efforts to develop electrified powertrain technology, including the establishment of relationships with key commercial partners who, as a group, we believe can deliver novel hardware and software solutions that can make electrified flight possible for operators across the Part 135 industry, starting with our owned and operated fleet.

Our acquisition of Southern in July 2023 has resulted in a combined regional airline network servicing U.S. cities across the Mid-Atlantic, Gulf South, Midwest, Rocky Mountains, West Coast, New England and Hawaii. Founded in 2013 as a Delaware corporation, Southern is the largest passenger operator of Cessna Grand Caravan EXs (“Cessna Caravans”) in the United States by scheduled departures. Southern has multi-year contracts with the U.S. federal government to operate Essential Air Service routes, which ensures small communities in the United States can maintain a minimum level of scheduled air services.

Corporate Information

We were originally founded in 2011 and incorporated in 2021 in Delaware. Our principal executive offices are located at 12111 S. Crenshaw Blvd., Hawthorne, CA 90250, and our telephone number is (424) 332-5480. Our website address is www.surfair.com. Our common stock is listed on the NYSE under the symbol “SRFM.” Our website address is included as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Our logo, the “Surf Air” mark, and our other registered and common law trademarks, service marks, and trade names appearing in this prospectus are the property of Surf Air Mobility Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these reduced reporting and other requirements until the last day of the fiscal year following the fifth anniversary of the completion of our listing, or such earlier time that we are no longer an emerging growth company. However, if certain events occur prior to the end of such five-year period, including if we have more than $1.235 billion in annual gross revenue as of the last day of our most recently completed fiscal year or more than $700 million in market value of our common stock held by non-affiliates as of the last business day of our most recently completed second fiscal quarter, or if we issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of such extended transition period. The utilization of these transition periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the transition periods afforded under the JOBS Act.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation. We will continue to be a smaller reporting company as long as either (i) the market value of the shares of our common stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of the shares of our common stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter.

Implications of Reduced Disclosures

We have elected to take advantage of certain of the reduced disclosure obligations discussed above in our SEC filings and expect to take advantage of reduced disclosure obligations in future filings with the SEC, while we remain an emerging growth company or smaller reporting company, as applicable. If we do, the information that we provide stockholders may be different than what you might receive from other public reporting companies in which you may have equity interests. See Item 1A “Risk Factors” in our 2024 Form 10-K.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate”, “plan”, “project”, “forecast”, “intend”, “will”, “expect”, “anticipate”, “believe”, “seek”, “target”, “designed to” or other similar expressions that predict or indicate future events or trends, although the absence of these words does not mean that a statement is not forward-looking. We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of our products and services and the dependence on third-party partnerships in the development of fully-electric and hybrid-electric powertrains, and the potential success of our marketing and expansion strategies. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

•
our future ability to pay contractual obligations and liquidity, which will depend on operating performance, cash flow and ability to secure adequate financing;
•
our ability to meet the requirements of our term loan credit facility or other debt obligations;
•
our limited operating history and that we have not yet manufactured any fully-electric or hybrid-electric aircraft;
•
the powertrain technology we plan to develop does not yet exist and remains subject to approval by regulators;
•
our ability to maintain and strengthen our brand and our reputation as a regional airline;
•
any accidents or incidents involving aircraft including those involving fully-electric or hybrid-electric aircraft;
•
our ability to accurately forecast demand for products and manage product inventory in an effective and efficient manner;
•
the dependence on third-party partners and suppliers for the components and collaboration in our development of fully-electric and hybrid-electric powertrains, and any interruptions, disagreements or delays with those partners and suppliers;
•
our ability to execute business objectives and growth strategies successfully or sustain our growth;
•
risks from the integration of business acquisitions that could adversely affect our business, divert the attention of management, and dilute shareholder value;
•
increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with our public company responsibilities and corporate governance practices;
•
the ability of our customers and potential customers to pay for our services;
•
our ability to obtain additional financing or access the capital markets to fund our ongoing operations on acceptable terms and conditions;
•
the outcome of any legal proceedings that might be instituted against us; and
•
our ability to comply with applicable laws, government regulations and rules and standards of the NYSE as well as with changes in applicable laws or regulations, and the impact of the regulatory environment.

In addition, statements that “we believe” and similar statements in this prospectus or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All forward-looking statements included herein attributable to us or any person acting on any party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and any subsequently filed Current Reports on Form 8-K, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

The Selling Stockholder may, or may not, elect to sell shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale of any shares of common stock by the Selling Stockholder. The Selling Stockholder will receive all of the net proceeds from the sale of any shares of common stock under this prospectus. The Selling Stockholder will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the Selling Stockholder for accounting, tax, and legal services and any other expenses incurred by the Selling Stockholder in disposing of the shares of common stock, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. See the section entitled “Selling Stockholder.”

Selling Stockholder

The following table sets forth as of April 28, 2025 the number of shares of our common stock held by and registered for resale by means of this prospectus for the Selling Stockholder.

The Selling Stockholder and its pledgees, donees, transferees, assignees or other successors-in-interest may, or may not, elect to sell their shares of our common stock covered by this prospectus, as and to the extent they may determine. We will have no input if and when the Selling Stockholder may, or may not, elect to sell its shares of common stock or the prices at which any such sales may occur. See the section titled “Plan of Distribution.”

Information concerning the Selling Stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Selling Stockholder may sell all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares of our common stock that will be sold by the Selling Stockholder, or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon consummation of any particular sale. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. We are not party to any arrangement with the Selling Stockholder or any broker-dealer with respect to sales of the shares of our common stock by the Selling Stockholder. See the section titled “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us by the Selling Stockholder, that the Selling Stockholder has sole voting and sole investment power with respect to all shares that it beneficially owns, subject to applicable community property laws.

Percentage ownership is based on 19,279,660 shares of our common stock outstanding as of April 28, 2025.

	Shares Beneficially Owned Prior to this Offering		Number of Shares	Shares Beneficially Owned After this Offering(1)
Name of Selling Stockholder	Shares	%	Offered	Shares	%
Palantir Technologies Inc.(2)	3,421,007	17.7%	3,421,007	--	--

(1)
Assumes the Selling Stockholder sells all of the shares of common stock being offered pursuant to this prospectus, as of April 28, 2025.
(2)
The address for the Selling Stockholder is 1200 17th Street, Floor 15, Denver, CO 80202.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. The summary does not purport to be complete, and is subject to and qualified its entirety by reference to our amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) and our amended and restated bylaws (the “Amended and Restated Bylaws”), copies of which have been filed as exhibits with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and relevant provisions of the Delaware General Corporation Law (“DGCL”).

General

Our authorized capital stock consists of 800,000,000 shares of our common stock and 50,000,000 shares of undesignated preferred stock, $0.0001 par value.

As of April 28, 2025, there were 19,279,660 shares of our common stock outstanding held by 224 stockholders of record. Pursuant to our Amended and Restated Certificate of Incorporation, our board of directors has the authority, without stockholder approval, except as required by the listing standards of the NYSE, to issue additional shares of our common stock.

Common Stock

All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid, and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of the NYSE.

The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Voting Rights

Subject to the limitations on foreign ownership described below, holders of record of our common stock are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of our common stock that are voted is required to approve any such matter voted on by our stockholders.

Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Under Delaware law, we can only pay dividends either out of “surplus” or out of the current or the immediately preceding year’s net profits. Surplus is defined as the excess, if any, at any given time, of the net assets of a corporation over its total liabilities and statutory capital. The value of a corporation’s assets can be measured in a number of ways and may not necessarily equal their book value.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then-outstanding.

Other Matters

Our common stock does not have preemptive rights pursuant to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

Our Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. In addition, our board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of our management.

Registration Rights

GEM

Pursuant to the terms of the registration rights agreement, dated as of August 26, 2020, that we entered into with GEM Global Yield LLC SCS (“GEM”) and an affiliated entity, we are required to file a registration statement with respect to securities issued, or that could be issued, and are required to maintain the effectiveness of such registration statement.

The registration rights agreement also provides that, in the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other securityholders, other than (i) on Form S-4, (ii) Form S-8 or (iii) their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with our employee stock option or other employee benefit plans, GEM will be entitled to certain piggyback registration rights allowing it to include its shares in such registration, subject to certain marketing and other limitations. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by the registrations described above.

In addition, we agreed to file a registration statement with the SEC for the resale by GEM and its affiliates of at least 1,142,857 shares of common stock less certain shares of our common stock sold by GEM and to use our commercially reasonable efforts to maintain the effectiveness of such registration statement until the date on which all of the shares issuable upon the conversion of the mandatory convertible security issued to GEM have been sold.

Other Registration Rights

The following parties are entitled to customary rights with respect to the registration of shares of our common stock:

•
Tuscan Holdings Corp II, with respect to the registration of 90,714 shares of our common stock issued to it;
•
an advisor that received 2,142 shares of our common stock in satisfaction for fees owed for services in connection with our acquisition of Southern; and
•
Partners for Growth V, L.P. (“PFG”) with respect to the registration of 190,476 shares of our common stock to be issued to PFG upon a conversion of a senior unsecured convertible promissory note.

A registration statement intended to satisfy such registration requirements was declared effective on September 29, 2023 and registered an aggregate of 283,332 shares of our common stock.

The Selling Stockholder is entitled to certain customary rights with respect to the registration of shares of common stock issued to it in satisfaction of fees owed for services. The registration statement of which this prospectus forms a part is intended to satisfy such registration requirements and was initially declared effective on August 26,

2024. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by such registration.

LamVen LLC is entitled to certain customary rights with respect to the registration of 3,389,398 shares of common stock issuable upon exercise of a warrant dated November 14, 2024, issued to LamVen LLC. We are required to file a registration statement with the SEC for the resale of such shares within 120 calendar days after the warrant issuance date. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered by such registration.

Certain Foreign Ownership and Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that at no time shall more than 25.0% of our total voting interest be owned or controlled by Non-Citizens. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws implement this legally-required provision by limiting voting rights of Non-Citizens to the Permitted Holders in the event that Non-Citizens own (beneficially or of record) more than 25.0% of the total voting interest. All other Non-Citizens that own (beneficially or of record) or have voting control over any shares of our capital stock will have their voting rights subject to automatic suspension. The voting rights of the Permitted Holders will be reduced pro rata if their combined ownership percentage exceeds 25.0%. Additionally, our Amended and Restated Bylaws limit the amount of outstanding equity interests held by Non-Citizens who are a resident of a country that is not party to an “open-skies” agreement with the United States to 25.0% and all Non-Citizens collectively to 49.0%.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•
a stockholder who owns 15% or more our outstanding voting stock (otherwise known as an “interested stockholder”);
•
an affiliate of an interested stockholder; or
•
an associate of an interested stockholder for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of our assets with a market value of 10% or more of the aggregate market value of all of our assets or of all of our outstanding stock. However, the above provisions of Section 203 do not apply if:

•
our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of our Common Stock; or
•
on or subsequent to the date of the transaction, the initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Our Amended and Restated Certificate of Incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized But Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum for Certain Lawsuits

Our Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against any of our current or former directors, officers, employees, or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. Our Amended and Restated Certificate of Incorporation also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. In addition, the exclusive forum provision in our Amended and Restated Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Special Meeting of Stockholders

Our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken at any annual and special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance of the DGCL and may not be taken by written consent of the stockholders without a meeting.

Classified Board of Directors

Our board of directors is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Limitation of Liability of Directors and Officers

Our Amended and Restated Certificate of Incorporation provides that, to the fullest extent provided by Delaware law, no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.

Transfer Agent

The transfer agent for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

Listing

Our common stock is currently listed on the NYSE under the symbol “SRFM.”

PLAN OF DISTRIBUTION

The Selling Stockholder and its pledgees, donees, transferees, assignees or other successors-in-interest may sell their shares of common stock covered hereby from time to time pursuant to brokerage transactions on the NYSE, or other public exchanges or registered alternative trading venues, at prevailing market prices or at privately negotiated prices. We are not party to any arrangement with the Selling Stockholder or any broker-dealer with respect to sales of shares of common stock by the Selling Stockholder. As such, we do not anticipate receiving notice as to if and when the Selling Stockholder may, or may not, elect to sell its shares of common stock or the prices at which any such sales may occur, and there can be no assurance that the Selling Stockholder will sell any or all of the shares of common stock covered by this prospectus.

The Selling Stockholder may use any one or more of the following methods when selling its shares of common stock:

•
through one or more underwriters on a firm commitment or best-efforts basis;
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;
•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
settlement of short sales;
•
in transactions through broker-dealers that agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
through a combination of any such methods of sale; or
•
any other method permitted pursuant to applicable law.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Selling Stockholder in individually negotiated, private transactions exempt from the registration requirements of the Securities Act, and the Selling Stockholder may distribute the shares of common stock covered by this prospectus to affiliates, managers, members, partners, equity holders and/or other interest holders of such Selling Stockholder. Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

At any time a particular offer of the shares of common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of common stock from the Selling Stockholder(s), any discounts, commissions, concessions and other items constituting compensation from the Selling Stockholder(s) and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder.

Subject to the lock-up provisions in our Amended and Restated Bylaws, the Selling Stockholder may from time to time transfer, pledge, assign or grant a security interest in some or all of the shares of common stock owned by it, and, if it defaults in the performance of its secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the Selling Stockholder to include the transferee, pledgee, assignee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

If the Selling Stockholder utilizes a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder, or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

The Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Any broker-dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Surf Air Mobility Inc.

Up to 3,421,007 Shares

Common Stock

__________________

PROSPECTUS

__________________

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this registration statement and the listing of our common stock, all of which will be paid by us.

Amount
SEC registration fee	$949.44
Printing fees and expenses	50,000
Legal fees and expenses	50,000
Accounting fees and expenses	100,000
Miscellaneous fees and expenses	25,000
Total	$225,949.44

____________________

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
(e)
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

The Amended and Restated Certificate of Incorporation provides for indemnification of our directors and officers to the maximum extent permitted by the DGCL, and the Amended and Restated Bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

In addition, we entered into indemnification agreements with directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Surf Air Mobility Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description of Document

2.1+

Acquisition Agreement, dated as of March 17, 2021, by and between Surf Air Mobility Inc., Surf Air Global Limited, Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

2.2

Amendment No. 1 to Acquisition Agreement, dated as of August 22, 2021, by and between Surf Air Mobility Inc., Surf Air Global Limited, Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (incorporated by reference to Exhibit 2.2 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

2.3

Amendment No. 2 to Acquisition Agreement, dated as of May 17, 2022, by and between Surf Air Mobility Inc., Surf Air Global Limited, Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (incorporated by reference to Exhibit 2.3 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

2.4

Amendment No. 3 to Acquisition Agreement, dated as of November 11, 2022, by and between Surf Air Mobility Inc., Surf Air Global Limited, Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (incorporated by reference to Exhibit 2.4 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

2.5

Amendment No. 4 to Acquisition Agreement, dated as of May 25, 2023, by and between Surf Air Mobility Inc., Surf Air Global Limited, Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (incorporated by reference to Exhibit 2.5 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

2.6

Amendment No. 5 to Acquisition Agreement, dated as of June 21, 2023, by and between Surf Air Mobility Inc., Surf Air Global Limited, Surf Air Inc., SAC Merger Sub Inc. and Southern Airways Corporation (incorporated by reference to Exhibit 2.6 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

2.7

Agreement and Plan of Merger, dated as of June 21, 2023, by and among Surf Air Global Limited, Surf Air Mobility Inc. and SAGL Merger Sub Limited (incorporated by reference to Exhibit 2.7 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

3.1	Amended and Restated Certificate of Incorporation of Surf Air Mobility Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed on March 29, 2024).

3.2	Amended and Restated Bylaws of Surf Air Mobility Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K, filed on March 29, 2024).

4.5	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

4.6	Form of Mandatory Convertible Security (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 6, 2024).

4.7

Registration Rights Agreement, dated August 26, 2020, by and among Surf Air Mobility Inc., GEM Global Yield LLC SCS, and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.2 to the Company’s Form S-1 Registration Statement, filed on June 5, 2023).

5.1†	Opinion of Gibson, Dunn & Crutcher LLP.

23.1†	Consent of PricewaterhouseCoopers LLP

23.3†	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney.

107†	Filing Fee Table

* Previously filed.

† Filed herewith.

+ Schedules to this Exhibit omitted pursuant to Regulation S-K Item 601(a)(5) promulgated under the Exchange Act. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iii)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(iv)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;
(v)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(vi)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(h) The undersigned registrant hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, California, on May 2, 2025.

SURF AIR MOBILITY INC.

By: /s/ Deanna White
Deanna White
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on the date indicated.

Name	Title	Date
*	Chief Executive Officer	May 2, 2025
Deanna White	(Principal Executive Officer)
*	Chief Financial Officer	May 2, 2025
Oliver Reeves	(Principal Financial Officer and Principal Accounting Officer)
*	Co-Founder and Director	May 2, 2025
Sudhin Shahani
*	Director	May 2, 2025
Carl Albert	(Chairman)
/s/ David Anderman	Director	May 2, 2025
David Anderman
*	Director	May 2, 2025
Tyrone Bland
*	Director	May 2, 2025
John D’Agostino
*	Director	May 2, 2025
Bruce Hack
*	Director	May 2, 2025
Edward Mady
*	Director	May 2, 2025
Tyler Painter

* By: /s/ Deanna White
Deanna White
Attorney-in-Fact